EXHIBIT 10(c)

                             EMPLOYMENT AGREEMENT

        THIS AGREEMENT is entered into August 1, 1996, between JACOBSON STORES INC., a Michigan corporation, of Jackson, Michigan (the "Company"), and Robert
L. Moles (the "Employee").

                                           RECITALS

        A. The Company is currently considering whether to consolidate various functions into its Orlando, Florida office, including the functions performed by Employee, but has not yet determined whether to do so. The potential consolidation of functions has created uncertainty among some of the Company's employees.

        B. The Company is dependent on Employee's services during this critical stage of its development, and the loss of Employee's services could have a material adverse effect on the Company.

        C. In light of the foregoing and to allow Employee to focus less on his employment status with the Company and more on the Company's business, the Company and Employee desire to provide for the extension of the term of Employee's employment with the Company and to provide for a bonus if Employee continues employment with the Company for a minimum period and moves to the Orlando, Florida area if and when requested to do so by the Company after it determines whether to consolidate Employee's functions in that office.

        THE PARTIES AGREE AS FOLLOWS:

        1. Employment and Term. The Company employs Employee as Senior Vice President-Stores, and Employee agrees to serve in that capacity and/or in such other capacity or capacities as the Chief Executive Officer of the Company or his designee deems advisable for the compensation and on the terms set forth in this Agreement. The term of Employee's employment under this Agreement shall begin on the date of this Agreement and shall continue through July 31, 1997 (the "Expiration Date"), unless terminated sooner pursuant to the provisions of paragraph 5.

        2. Compensation. Subject to the provisions of paragraph 5, the Company agrees (i) to pay Employee salary at an annual rate of $135,000, in bi-weekly or other regular periodic installments no less frequent than monthly, and (ii) to provide Employee with such insurance and other employee benefit plans that are generally applicable to all employees of the Company and that are maintained by the Company from time to time.

        3. Bonus. Subject to the provisions of paragraph 5, the Company agrees to pay employee a bonus if (i) either (A) Employee's employment under this Agreement continues at least through the Expiration Date, in which case such bonus will be equal to 50% of Employee's base salary on the Expiration Date and such bonus will be paid on the Expiration Date, or (B)


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the "Entity" (as defined in paragraph 5.(d)(vi)) terminates Employee's employment without "Cause" (as defined in paragraph 5.(d)(v)) before the Expiration Date, in which case such bonus will be equal to 50% of Employee's base salary on the date of such termination and will be paid on or before the regular payroll date with respect to the period that includes the date of termination, and (ii) Employee relocates to the Orlando, Florida area if and when requested to do so by the Company's Chairman of the Board, Vice Chairman of the Board or President before the termination of Employee's employment under this Agreement.

        4. Duties. Employee agrees, as long as employment by the Company continues, to devote Employee's entire time and best efforts to furthering the interests of the Company; to comply with all regulations and policies of the Company; and to perform the duties requested by any officers and executives of the Company to whom the Employee is directed to report.

        5. Termination. Employee's employment under this Agreement shall terminate on the earliest to occur of the following: (1) immediately upon Employee's death, (2) at the Company's option, immediately when notice to Employee of such termination is given after Employee's permanent incapacity (established to the reasonable satisfaction of the Chief Executive Officer of the Company), (3) at the Company's option, immediately when notice to Employee of such termination is given (for any reason or for no reason and regardless of whether there is good cause for such termination), (4) 30 days after notice of such termination is given to the Company by Employee, and (5) the Expiration Date. Notice will be deemed to be given on the earliest of (1) when delivered, or (2) three business days after mailed by certified or registered mail, postage prepaid, return receipt requested, or (3) one business day after sent by recognized overnight courier, if to Employee, to Employee's address on the Company's corporate records, and if to the Company, to the address of its principal executive offices, attention Chief Financial Officer. The following events during the term of this Agreement shall have the following respective effects on the obligations of the Company pursuant hereto:

               (a) If employment is terminated due to Employee's death or permanent incapacity, the Company shall have no obligation to pay any salary or other amounts or benefits under this Agreement or otherwise for any period after the date of termination of employment, but benefits may continue to the extent provided in any wage continuation program, insurance, or other employee benefit plans that are generally applicable to all employees of the Company and that are maintained by the Company at that time.

               (b) Except as otherwise provided in paragraph 5.(c) or paragraph 5.(d), if employment is terminated by the Company, or if Employee resigns or retires before the Expiration Date, the Company shall have no obligation to pay any salary or other amounts or benefits under this Agreement or otherwise for any period after the date of termination of employment.

               (c) If Employee terminates Employee's employment with the "Entity" (as defined in paragraph 5.(d)(vi)) for "Good Reason" (as defined in paragraph 5.(d)(iv)) or the "Entity" terminates Employee's employment without "Cause" (as defined in paragraph 5.(d)(v)),

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both before the Expiration Date, Employee will receive the bonus described in paragraph 3 if Employee has satisfied the condition described in paragraph 3(ii), and, for the period from the date of such termination through the Expiration Date, (i) Employee's salary at the rate set forth in paragraph 2, and (ii) any benefits to the extent provided in any wage continuation program, insurance, or other employee benefit plans that are generally applicable to all employees of the Company and that are maintained by the Company at that time. Any of the foregoing that are cash payments shall be made in a lump sum on or before the regular payroll date with respect to the period that includes the termination date. The Company may withhold from such payments all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law.

               (d) If (1) a "Change in Control" (as defined below) occurs during the term of Employee's employment under this Agreement, and (2) either Employee terminates Employee's employment with the "Entity" (as defined below) for "Good Reason" (as defined below) or the "Entity" terminates Employee's employment without "Cause" (as defined below), both within one year after the Change in Control, Employee will receive the bonus described in paragraph 3, if Employee has satisfied the condition described in paragraph 3(ii) and if not already paid, and Employee's salary at the rate set forth in paragraph 2 for the period from the date of such termination through the date that is 12 months after the date such Change in Control occurs. Any of the foregoing that are cash payments shall be made in a lump sum on or before the regular payroll date with respect to the period that includes the termination date. The Company may withhold from such payments all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law. The Company's obligation to pay the payments based on Employee's salary and provided in this paragraph 5.(d) shall survive the expiration of the term.

                      (i) For purposes of this Agreement, a "Change in Control" occurs on the first day any one or more of the following occurs:

                             (A) any person (as such term is used in
               Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange Act) but excluding all "Excluded Persons" (as defined in paragraph 5.(d)(ii)), becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing (A) 40% or more of the combined voting power of all of the Company's outstanding securities entitled to vote generally in the election of the Company's directors, or (B) 40% or more of the combined shares of the Company's capital stock then outstanding, all except in connection with any merger, consolidation, reorganization or share exchange involving the Company;

                             (B) the consummation of any merger,
               consolidation, reorganization or share exchange involving the Company, unless the holders of the Company's capital stock outstanding immediately before such transaction own more than 50%

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               of the combined outstanding shares of capital stock and have more than 50% of the combined voting power in the surviving entity after such transaction and they own such securities in substantially the same proportions (relative to each other) as they owned the Company's capital stock immediately before such transaction;

                             (C) the consummation of any sale or other
               disposition (in one transaction or a series of related transactions) of all, or substantially all, of the Company's assets to a person whose acquisition of 40% or more of the combined shares of the Company's capital stock then outstanding would have caused a Change in Control under paragraph 5.(d)(i)(A)); or

                             (D) the "Continuing Directors" (as defined in
               paragraph 5.(d)(iii)) cease to be a majority of the Company's directors.

        A determination by the Company's Continuing Directors (by resolution of at least a majority of the Continuing Directors) as to whether a Change in Control has occurred for purposes of this Agreement, the date on which it has occurred or both shall be conclusive for purposes of this Agreement.

                      (ii) For purposes of this Agreement, the "Excluded Persons" are (1) Employee, (2) any "group" (as that term is used in Section 13(d) of the Exchange Act and the rules thereunder) that includes Employee or in which Employee is, or has agreed to become, an equity participant, (3) any entity in which Employee is, or has agreed to become, an equity participant, (4) the Company, (5) any subsidiary of the Company, (6) any employee benefit plan of the Company or any subsidiary of the Company or the related trust, (7) any entity to the extent it is holding capital stock of the Company for or pursuant to the terms of any employee benefit plan of the Company or any subsidiary of the Company, and (8) any director, officer or beneficial owner of at least 10% of the Company's outstanding Common Stock as of the date of this Agreement. For purposes of this Agreement, Employee shall not be deemed an "equity participant" in any group or entity (1) in which Employee owns for investment purposes only no more than 5% of the stock of a publicly-traded entity whose stock is either listed on a national stock exchange or quoted in The Nasdaq National Market, if Employee is not otherwise affiliated with such group or entity, or (2) if Employee's participation is fully-disclosed to, and approved by, the Company's Chief Executive Officer before the Change in Control occurs.

                      (iii) For purposes of this Agreement, the "Continuing Directors" are the directors of the Company as of the date of this Agreement, and any person who subsequently becomes a director if such person is appointed to be a director by a majority of the Continuing Directors or if such person's initial nomination for election or initial election as a director is recommended or approved by a majority of the Continuing Directors.


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                      (iv) Termination of Employee's employment for "Good
        Reason" means Employee's voluntary termination of employment with the Entity after a Change in Control as a result of (1) any decrease by the Entity (without Employee's consent) in Employee's salary from Employee's salary immediately before such Change in Control; provided, that no such decrease shall constitute "Good Reason" if such decrease is applied in the same manner to all officers or employees at the same employment level as Employee (such as all officers or all store managers, as the case may be), (2) a substantial change by the Entity (without Employee's consent) in Employee's duties or responsibilities from Employee's duties and responsibilities immediately before such Change in Control, or (3) any requirement by the Entity (to which Employee does not consent) that Employee change Employee's primary place of business. "Good Reason" will not include Employee's death, permanent incapacity or Retirement (as defined below), or Employee's resignation other than as provided in the preceding sentence. For purposes of this Agreement, "Retirement" means Employee's retirement from the Entity in accordance with the Entity's normal policies.

                      (v) The Entity's termination of Employee's employment without "Cause" means a termination other than for (1) Employee's continued failure either to (A) devote substantially full time to Employee's employment duties (except because of Employee's illness or disability) or (B) make a good faith effort to perform Employee's employment duties; (2) any other willful act or omission which Employee knew, or had reason to know, would materially injure the Entity; or (3) Employee's conviction of a felony involving dishonesty or fraud.

                      (vi) For purposes of this Agreement, the "Entity" shall mean both (1) the Company and, (2) in connection with a Change in Control defined in paragraph 5.(d)(i)(B) or paragraph 5.d(i)(C), the survivor of the merger, consolidation, reorganization or share exchange involving the Company and the buyer of all, or substantially all, of the Company's assets, if such additional entity described in this clause (2) (if other than the Company) has offered to employ Employee on such terms that would not constitute "Good Reason" for termination of Employee's employment if imposed by the Company. Therefore, for purposes of this paragraph 5.(d), Employee shall not be deemed to have terminated Employee's employment with the "Entity" for "Good Reason" and the "Entity" shall not be deemed to have terminated Employee's employment without "Cause" unless such actions are taken by all entities included within the definition of "Entity". In addition, for purposes of this paragraph 5.(d), Employee shall not be deemed to have terminated Employee's employment with the "Entity" for "Good Reason" and the "Entity" shall not be deemed to have terminated Employee's employment without "Cause" if (1) the survivor of the merger, consolidation, reorganization or share exchange involving the Company and the buyer of all, or substantially all, of the Company's assets has offered to employ Employee on such terms that would not constitute "Good Reason" for termination of Employee's employment if imposed by the Company, (2) Employee refuses such employment, and (3) the Company terminates Employee's employment for any reason or for no reason.

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               (e) The severance benefits provided in this paragraph 5 are in addition to any other severance benefits to which Employee may be entitled.

               (f) There is not, nor will there be, unless in writing signed by both Employee and the Company, any express or implied agreement as to Employee's continued employment by the Company during or after the end of the term of Employee's employment under this Agreement. Employee's employment with the Company will be employment "at will", and the provisions of this Agreement will not apply to any such employment after the end of the term of Employee's employment under this Agreement.

        6. Previous Agreements Superseded. This Agreement supersedes all previous employment agreements between the parties.

        7. Miscellaneous Provisions. This Agreement may be amended only by written agreement signed by either the Chairman, Vice Chairman or the President of the Company. It shall be construed according to the laws of Michigan, and shall be binding on and enforceable by the parties and their successors in interest.


IN THE PRESENCE OF:                                JACOBSON STORES INC.


/s/ Prudie DeWaters                                By:  /s/ Mark K. Rosenfeld
- -------------------                                    ----------------------

                                                   Its:  Chairman & CEO
                                                        ---------------
                                                              COMPANY


/s/ Prudie DeWaters                                     /s/ Robert L. Moles
- -------------------                                    --------------------
                                                            Robert L. Moles

                                                                 EMPLOYEE


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